First Quarter 2026 Investor Briefing May 14, 2026

First Quarter 2026 Investor Briefing Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“We”, “Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Securities and Exchange Commission on May 13, 2026, and Item 1A - “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026. This electronic presentation is provided as of May 14, 2026. If you are viewing this presentation after that date, there may have been events that occurred after such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

First Quarter 2026 Investor Briefing ‣ New Generation Update ‣ Operations Update ‣ Member Update ‣ Financial and Liquidity Update Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Annalisa Bloodworth President and Chief Executive Officer 3 Rich Wallen Executive Vice President and Chief Operating Officer

First Quarter 2026 Investor Briefing Smarr CC Groundbreaking Event: May 7, 2026 4 ‣ Ceremonial groundbreaking for the Smarr Combined-Cycle held May 7, 2026, in Monroe County. ‣ Attended by 150+ stakeholders, including Oglethorpe leadership, Member representatives, community partners and local, state and federal leaders. ‣ Featured participation from key project partners, including GE Vernova and Kiewit subsidiary TIC-The Industrial Company. ‣ Highlighted community support and longstanding local partnerships in Monroe County.

First Quarter 2026 Investor Briefing New Generation Construction – Update ‣ While natural gas prices are a key variable, the addition of our new natural gas-fired generation, with these highly efficient Smarr CC units, may reduce our overall power cost relative to our existing fleet once the new units are in service. 5 Smarr CC - 2029 ‣ 1,425 MW, two-unit combined cycle generation facility, projected in-service date of 2029. ‣ Current project budget is $3.3 billion; incurred $467 million as of March 31, 2026. ‣ We have also signed agreements to provide firm capacity on a new natural gas pipeline infrastructure to meet the anticipated fuel needs. Smarr CC site – March 2026 Talbot Unit 7 3D Model View Talbot Unit 7 CT - 2029 ‣ 240 MW, combustion turbine generation facility w/ dual- fuel capabilities, projected in-service date of 2029. ‣ Expect to update the budget in Q3 2026, current budget is approximately $400 million to $450 million; incurred $65 million as of March 31, 2026. ‣ Potential general contractors are under review.

First Quarter 2026 Investor Briefing ‣ Oglethorpe and its Members continue to explore battery storage projects and various options to help fund and/or finance these type projects. ‣ Currently Oglethorpe and its Members have approved a 75MW of utility- scale battery storage resource. ‣ The project budget for these batteries is approximately $200 million to $250 million. ‣ Oglethorpe was awarded $81 million in grant funds under the Department of Energy GRIP Program to be applied to offset the battery project cost; receipt of any grant proceeds is subject to meeting program requirements. ‣ Commercial operation dates are projected for 2029 and 2030. 6 Battery Storage Project

First Quarter 2026 Investor Briefing ‣ We and our Members are considering two additional natural gas-fired resources. ‣ Combustion Turbine (CT) 2031: • Potential project to modify one of our existing facilities by constructing an additional 209-megawatt combustion turbine unit to modernize and replace one or more older units. • Preliminary cost estimate for this modification is approximately $525 million to $625 million. • Projected commercial operation date of 2031. ‣ Combined Cycle (CC) 2033: • Approximately 713-megawatt, one-unit combined cycle generation facility. • Preliminary cost estimate for this project is approximately $2.3 billion to $2.7 billion. • Projected commercial operation date of 2033. • We are evaluating additional natural gas transportation options in connection with this potential resource. ‣ Each of these projects remains subject to meeting the requirements of our wholesale power contracts, including approval from our board and our members’ boards and our member subscription process. ‣ We expect that this approval process will be completed by summer 2026. 7 Potential Additional Resources – 2030s

First Quarter 2026 Investor Briefing Oglethorpe’s Diversified Power Supply Portfolio 8

First Quarter 2026 Investor Briefing Capacity Factor Comparison Through March 31 9

First Quarter 2026 Investor Briefing Member Systems at a Glance 10

First Quarter 2026 Investor Briefing Financial Strength of Oglethorpe’s Members 11

First Quarter 2026 Investor Briefing Member Residential Rate Comparison 12

Income Statement Excerpts

($ in thousands)	Three Months Ended Mar 31, 2026	2025	3/31/2025-3/31/2026 % Change	Year Ended December 31, 2025	2024	2023
Statement of Revenues and Expenses:						
Operating Revenues:						
Sales to Members - Capacity	$422,241	$413,337	2.2%	$1,603,888	$1,501,903	$1,082,368
Sales to Members - Energy	284,760	254,964	11.7%	838,802	643,619	599,198
Total Sales to Members	$707,001	$668,301	5.8%	$2,442,690	$2,145,522	$1,681,566
Sales to non-Members	30,055	9,275	224.0%	98,502	36,325	58,619
Operating Expenses:	573,193	515,495	11.2%	2,004,647	1,698,351	1,463,119
Other Income	12,652	12,056	4.9%	44,482	67,390	81,049
Net Interest Charges	128,366	131,131	(2.1%)	525,672	480,385	292,325
Net Margin	**$48,149**	**$43,006**	12.0%	**$55,355**	**$70,501**	**$65,790**
Margins for Interest Ratio[(a)]	**1.10**	**1.10**		**1.10**	**1.14**	**1.14**
Sales to Members						
Energy Cost (cents/kWh)	**4.07**	**3.44**	**18.5%**	**2.54**	**2.08**	**2.12**
Average Power Cost (cents/kWh)	**10.11**	**9.01**	**12.2%**	**7.38**	**6.92**	**5.94**
Sales to Members (MWh)[(b)]	**6,991,920**	**7,417,890**	**(5.7%)**	**33,086,185**	**31,001,082**	**28,289,147**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. For interim periods, this line represents the targeted Margins for Interest ratio for the year. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. For 2023 and 2024, our board of directors approved a budget to achieve a 1.14 Margins for Interest Ratio, above the minimum 1.10 ratio required by the Indenture. For 2025 and 2026, our board of directors approved a budget to achieve a 1.10 Margins for Interest Ratio.

(b) Excludes test energy megawatt-hours supplied to members. Any revenues and costs associated with test energy were capitalized.

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Balance Sheet Excerpts

($ in thousands)	March 31, 2026	December 31, 2025	December 31, 2024
Balance Sheet Data:			
Assets:			
Electric Plant:			
Net Plant in Service	$12,004,772	$12,032,472	$11,989,581
CWIP	938,951	787,886	320,167
Nuclear Fuel	432,805	408,556	402,328
Total Electric Plant	$13,376,528	$13,228,914	$12,712,076
Total Investments and Funds	1,595,368	1,641,977	1,492,372
Total Current Assets	932,848	1,147,079	1,109,969
Total Deferred Charges	1,126,569	1,131,829	1,163,121
Total Assets	**$17,031,313**	**$17,149,799**	**$16,477,538**
Capitalization:			
Patronage Capital and Membership Fees	$1,431,922	$1,383,773	$1,328,418
Long-term Debt and Finance Leases	12,071,081	12,087,441	12,167,367
Other	39,464	39,383	37,625
Total Capitalization	$13,542,467	$13,510,597	$13,533,410
Total Current Liabilities	1,316,193	1,434,530	936,414
Total Deferred Credits and Other Liabilities	2,172,653	2,204,672	2,007,714
Total Equity and Liabilities	**$17,031,313**	**$17,149,799**	**$16,477,538**
Total Capitalization	**$13,542,467**	**$13,510,597**	**$13,533,410**
Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt	118,382	120,065	120,328
Plus: Long-term Debt and Finance Leases due within one year	397,477	391,726	398,979
Total Long-Term Debt and Equities	**$14,058,326**	**$14,022,388**	**$14,052,717**
Equity Ratio[a]	**10.2%**	**9.9%**	**9.5%**

(a) The equity ratio is calculated, pursuant to Oglethorpe's First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has covenants in three credit agreements that require a minimum total patronage capital, with the highest such requirement being $900 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements.

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OglethorpePower

RUS and DOE Loan Summaries as of April 30, 2026

RUS-Guaranteed Loans[a]

Purpose/Use of Proceeds	Approved/ Pending Approval	Advanced	Remaining Amount
Current Loans			
General & Environmental Improvements - (2 loans)	$1,386M	$919M	$467M
Walton Acquisition [b]	$80M	$80M	$0M
	$1,466M	$999M	$467M
Pending Loans			
General & Environmental Improvements - (2 loans) [c] [d]	$599M	$0M	$599M
Smarr CCs Construction [e]	$3,324M	$0M	$3,324M
Talbot 7 CT Construction [f]	$415M	$0M	$415M
	$4,338M	$0M	$4,338M
Total Current & Pending RUS Loans	**$5,804M**	**$999M**	**$4,805M**

$2.96B Total RUS Debt Outstanding, Average Interest Rate of 3.622%

(a) RUS-guaranteed loans are funded through the Federal Financing Bank and made at comparable Treasury plus 0.125%
(b) Loan closed February 24, 2026 and fully funded in April 2026
(c) $112.6M loan for general capital improvements at Vogtle Units 3 & 4; conditionally committed February 20, 2026, initial funding expected 2027
(d) $486.7M loan for general capital improvements at all sites excluding Vogtle Units 3 & 4; application submitted July 2025, pending RUS approval
(e) Submitted application in December 2025 for Smarr CC
(f) Submitted application in February 2026 for Talbot 7 CT

DOE-Guaranteed Loans for Vogtle 3&4 Construction

Total Debt Outstanding $3.9B
Average Interest Rate 2.936%

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First Quarter 2026 Investor Briefing Oglethorpe’s Available Liquidity 16

Recent and Upcoming Financial Activity

2026 – Completed

Q1	• Submitted loan application for Talbot Unit 7 (approximately $415 million).
Q2	• Closed on 0% loan under RUS New ERA program to refinance ~$300 million of debt related to the retired Wansley coal plant (advance expected in Q3 2026).

2026 – Upcoming

Q3-Q4	• ~$800-900 million of combined capital markets financings for intermediate-term and long-term needs related to Smarr CC as well as intermediate-term needs for existing fleet. • Extension and amendment of syndicated bank credit facility.

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First Quarter 2026 Investor Briefing 18

First Quarter 2026 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s ESG Reports along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. • Member information is generally filed as an exhibit to Form 10-Q for the first or second quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) 2025 Member information was filed in an exhibit to Form 10-Q for the first quarter of 2026. • For additional information please contact: Additional Information 19 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Cheri Garing Senior Vice President, Planning cheri.garing@opc.com 770-270-7204 Joe Rick Sr. Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Media Contact Name Title Email Address Phone Number Blair Romero Director, Corporate Communications blair.romero@opc.com 770-270-7290